Exhibit 99.1

NEWS FROM SEI

Contact:	Larry Wexler
Voice:	610.676.1440
E-Mail:	lwexler@seic.com
Pages:	1

For Immediate Release

SEI DECLARES $.07 PER SHARE DIVIDEND

Oaks, PA, December 10, 2007 – The Board of Directors of SEI Investments Company (NASDAQ:SEIC) today declared a dividend of $.07 (seven cents) per share. The cash dividend will be payable to shareholders of record on January 4, 2008 with a payment date of January 18, 2008.

About SEI

SEI (NASDAQ:SEIC) is a leading global provider of outsourced asset management, investment processing and investment operations solutions. The company’s innovative solutions help corporations, financial institutions, financial advisors, and affluent families create and manage wealth. As of September 30, 2007, through its subsidiaries and partnerships in which the company has a significant interest, SEI administers $423 billion in mutual fund and pooled assets and manages $202 billion in assets. SEI serves clients, conducts or is registered to conduct business and/or operations from more than 20 offices in over a dozen countries. For more information, visit www.seic.com.